Exhibit 99.1

B2 Digital Launches B2 SPORTS NETWORK Apps to Distribute B2SN Content Globally

TAMPA, FL, February 23, 2023 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE –

B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS: BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce that the Company is launching Apps for the delivery and monetization of the B2 Sports Network (“B2SN”), which focuses on live and on-demand combat sports video across multiple platforms and devices for the rapidly expanding network.

“This is a key development for our B2 Sports TV Network,” stated B2 Chairman and CEO Greg P. Bell. “We are launching new products to create new revenue streams domestically and globally for B2 Digital. In addition, we continue to see increased interest from network carriers in our B2SN channel of MMA content to be carried on the B2SN OTT/Cable channel planned to launch this quarter.”

The B2 Sports Network 24/7 cable-style linear channel is now available for fans for a $9.99 subscription per month, and consumers will be able to access B2SN programming on Apple and Android Devices and watch Video-On-Demand (“VOD”) content of the Company’s vast library of past B2 Fighting Series Events and Fights. The B2SN channel will also be adding additional content on other combat sports events in the future along with talk shows and interviews with fighters, coaches, and gyms from the combat sports world.

To sign up for the new B2SN App on Apple or Android, go to www.b2sn.net on any browser. Then select the “Subscribe Now” button to sign up and download the B2SN App by tapping the button of the App Store of your choice on the b2sn.net page. Or you can access it directly from your device through either the Apple IOS App Store or the Google Play Store by searching for “B2 Sports Network”. Then log in to the B2SN App on your device to watch the B2 Sports Network linear channel, which includes all the VOD content of past events and Fights.

About B2Digital

B2Digital (OTC: BTDG) is the premier development league for mixed martial arts (“MMA”). The Company is primarily engaged with scheduling, organizing, and producing live MMA events, marketing those events, generating both the live audience and PPV ticket sales, and creatively selling the archived content generated through its operations in this segment. The Company also plans and is in the process of launching the B2 Sports Network Television channel globally to generate additional revenues over time from subscriptions, advertising, and endorsement deals with global brands as its audience grows. The B2 Fighting Series is licensed in 20 US states to operate LIVE MMA Fights. Most B2 Fighting Series events sell out at the gate.

For more information about B2Digital, visit the Company’s website at www.B2FS.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.B2FS.com

B2 Fighting Series
www.B2FS.com

B2 Sports Networks
www.b2sn.net

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

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